EXHIBIT 99.1

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k) (1) (iii) under the Securities Exchange Act of 1934, as amended, the persons named below agree to the joint filing on behalf of each of them of a Statement on Schedule 13D dated June 28, 2018 (including amendments thereto) with respect to the Common Stock, $0.001 par value (the “Common Stock”), of Pacira Pharmaceuticals, Inc. This Joint Filing Agreement shall be filed as an Exhibit to such Statement.

Dated: October 22, 2018

CONSONANCE CAPITAL MANAGEMENT LP

By:	Consonance Capman GP LLC

By:	/s/ Mitchell Blutt
Mitchell Blutt
Managing Member

CONSONANCE CAPMAN LLC

By:	/s/ Mitchell Blutt
Mitchell Blutt
Managing Member

/s/ Mitchell Blutt
Mitchell Blutt